EXHIBIT 99

Public Service Enterprise Group 80 Park Plaza Newark, NJ 07102

PSEG ANNOUNCES 2023 RESULTS

$5.13 PER SHARE NET INCOME

$3.48 PER SHARE NON-GAAP OPERATING EARNINGS

Reaffirms 2024 Non-GAAP Operating Earnings Guidance of $3.60 - $3.70 Per Share

(NEWARK, N.J. – February 26, 2024) Public Service Enterprise Group (NYSE: PEG) reported the following results for the full-year and fourth quarter of 2023:

PSEG Consolidated (unaudited)

Full Year Comparative Results

	Income		Diluted Earnings Per Share
($ millions, except per share amounts)	FY 2023	FY 2022	FY 2023	FY 2022
Net Income	$2,563	$1,031	$5.13	$2.06
Reconciling Items	(821)	708	(1.65)	1.41
Non-GAAP Operating Earnings	$1,742	$1,739	$3.48	$3.47
Average Shares			500	501

PSEG Consolidated (unaudited)

Fourth Quarter Comparative Results

	Income		Diluted Earnings Per Share
($ millions, except per share amounts)	4Q 2023	4Q 2022	4Q 2023	4Q 2022
Net Income	$546	$788	$1.10	$1.58
Reconciling Items	(275)	(470)	(0.56)	(0.94)
Non-GAAP Operating Earnings	$271	$318	$0.54	$0.64
Average Shares			500	500

The tables above provide a reconciliation of PSEG’s Net Income to non-GAAP Operating Earnings for the fourth quarter and full year. See Attachments 8 and 9 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings.

“PSEG achieved solid operating and financial performance in 2023. Our non-GAAP results for the full year came in at the high-end of our 2023 guidance range and marked the 19th consecutive year that we delivered results that met or exceeded our guidance. PSE&G efficiently completed its largest ever capital investment plan in a single year – totaling $3.7 billion – focused on meeting our customers’ needs by modernizing our system infrastructure, maintaining our best in the state reliability and resiliency, and expanding our energy efficiency offerings to customers at every income level to help them reduce their energy usage and bills,” said Ralph LaRossa, PSEG’s chair, president and CEO.

PSEG made significant progress during 2023, executing on its strategy to increase the predictability of the business and the visibility of growth, and providing value to its customers, including:

•

Streamlining the business mix by retaining our 3,760 MW nuclear fleet (which benefits from the nuclear production tax credit, effective January 1, 2024, and helps us finance regulated growth through 2028 without the need for new equity) and exiting offshore wind generation with recovery of our investment.

•

Reaching a $900 million settlement to extend our Gas System Modernization Program through 2025, and a $280 million settlement to extend our award-winning Clean Energy Future-Energy Efficiency (EE) program into mid-2024.

•	Enabling the broad expansion of our EE programs through an effective Conservation Incentive Program, which also offset the 2023 volumetric impacts of unseasonably mild winter and summer weather.

•	Lowering PSE&G’s gas commodity charge from $0.47 to $0.40 per therm for winter 2024, following the two previous supply charge reductions during the winter of 2023.

•	Placing into service over 1.5 million PSE&G smart meters.

•	Reaching new multi-year labor agreements with all of our represented employees.

•	Achieving a 93% capacity factor at PSEG Nuclear that included a breaker-to-breaker run at Salem Unit 1, and producing approximately 32 TWh of carbon free, base-load power.

•	Successfully reducing our pension variability, twice, through the approval of a regulatory accounting order last February and a billion-dollar lift-out in August.

•	Being named to the Dow Jones Sustainability North America Index for the 16th year in a row.

•	Being recognized as #1 in Customer Satisfaction with Residential and Business Electric Service in the East among Large Utilities by J.D. Power in 2023.

Looking ahead, PSEG recently updated its five-year regulated capital spending plan to $18 billion to $21 billion, which supports our outlook for compound annual growth in rate base (of 6% to 7.5%) and for non-GAAP Operating Earnings (of 5% to 7%) over the 2024 to 2028 period.

In December 2023, PSE&G filed its comprehensive electric and gas base rate case, as required, with the New Jersey Board of Public Utilities (BPU). A main component of the case is to recover over $3 billion in capital investments that were made to strengthen and modernize the state’s electric and gas infrastructure since PSE&G’s last rate case in 2018. PSE&G’s request is its first in six years and is among the lowest proposed rate increases filed by a NJ public utility over that time period.

PSE&G also submitted its Clean Energy Future–Energy Efficiency II (CEF-EE II) filing to the BPU. The $3.1 billion proposal is aligned with New Jersey’s updated energy efficiency framework covering the 30-month period from January 2025 through June 2027 and would be spent over a six-year period.

LaRossa added, “For 2024, we are reaffirming our non-GAAP Operating Earnings guidance range of $3.60 to $3.70 per share. The recent $0.12 increase to PSEG’s 2024 indicative annual common dividend rate to $2.40 per share also extends our track record of providing dividend income to our investors for 117 consecutive years.”

PSEG Results by Segment

Public Service Electric and Gas

Fourth Quarter and Full Year Comparative Results

($ millions, except per share amounts)	4Q 2023	4Q 2022	FY 2023	FY 2022
Net Income	$291	$352	$1,515	$1,565
Net Income Per Share (EPS)	$0.58	$0.70	$3.03	$3.12
Non-GAAP Operating Earnings	$296	$352	$1,532	$1,565
Non-GAAP Operating EPS	$0.59	$0.70	$3.06	$3.12

Consistent with management’s guidance for full-year 2023 non-GAAP earnings, PSE&G’s fourth quarter results benefited from growth in incremental investments in Transmission and Gas Distribution, which were offset by the expected decline in pension income and lower OPEB related credits, as well as higher depreciation, amortization and interest expense resulting from higher investment (not yet reflected in rates), as well as higher O&M costs in the quarter due to timing.

PSEG Power & Other

Fourth Quarter and Full Year Comparative Results

($ millions, except per share amounts)	4Q 2023	4Q 2022	FY 2023	FY 2022
Net Income (Loss)	$255	$436	$1,048	$(534)
Net Income (Loss) Per Share (EPS)	$0.52	$0.88	$2.10	$(1.06)
Non-GAAP Operating Earnings	$(25)	$(34)	$210	$174
Non-GAAP Operating EPS	$(0.05)	$(0.06)	$0.42	$0.35

PSEG Power & Other results for the quarter reflect an improvement in energy margin, offset by a reduction in capacity revenues, and expected lower pension income and OPEB credits compared with the fourth quarter of 2022.

###

PSEG will host a conference call to review its fourth quarter and full year 2023 results, earnings guidance, and other matters with the financial community at 11:00 a.m. ET today. Please register to access this event by visiting: https://investor.pseg.com/investor-news-and-events.

Media Relations:	Investor Relations:
973-430-7734	Carlotta Chan
973-430-6565
Carlotta.Chan@pseg.com

About PSEG

Public Service Enterprise Group (PSEG) (NYSE: PEG) is a predominantly regulated infrastructure company focused on a clean energy future. Guided by its Powering Progress vision, PSEG aims to power a future where people use less energy, and it’s cleaner, safer, and delivered more reliably than ever. PSEG’s commitment to sustainability is demonstrated in our net-zero 2030 climate vision and participation in the U.N. Race to Zero, as well as our inclusion on the Dow Jones Sustainability North America Index. PSEG’s businesses include Public Service Electric and Gas Co. (PSE&G), PSEG Power and PSEG Long Island (https://corporate.pseg.com).

Non-GAAP Financial Measures

Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. Non-GAAP Operating Earnings exclude the impact of gains (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and other material infrequent items.

See Attachments 8 and 9 for a complete list of items excluded from Net Income/(Loss) in the determination of non-GAAP Operating Earnings. The presentation of non-GAAP Operating Earnings is intended to complement and should not be considered an alternative to the presentation of Net Income/(Loss), which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings as presented in this release may not be comparable to similarly titled measures used by other companies.

Due to the forward-looking nature of non-GAAP Operating Earnings guidance, PSEG is unable to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure because comparable GAAP measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be required for such reconciliation. Namely, we are not able to reliably project without unreasonable effort MTM and NDT gains (losses), for future periods due to market volatility. These items are uncertain, depend on various factors, and may have a material impact on our future GAAP results.

Forward-Looking Statements

Certain of the matters discussed in this report about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences, and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in Item 1A. Risk Factors, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A), Item 8. Financial Statements and Supplementary Data—Note 13. Commitments and Contingent Liabilities, and other filings we make with the United States Securities and Exchange Commission (SEC), including our subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	any inability to successfully develop, obtain regulatory approval for, or construct transmission and distribution, and our nuclear generation projects;

•

the physical, financial and transition risks related to climate change, including risks relating to potentially increased legislative and regulatory burdens, changing customer preferences and lawsuits;

•

any equipment failures, accidents, critical operating technology or business system failures, natural disasters, severe weather events, acts of war, terrorism or other acts of violence, sabotage, physical attacks or security breaches, cyberattacks or other incidents that may impact our ability to provide safe and reliable service to our customers;

•	any inability to recover the carrying amount of our long-lived assets;

•	disruptions or cost increases in our supply chain, including labor shortages;

•	any inability to maintain sufficient liquidity or access sufficient capital on commercially reasonable terms;

•	the impact of cybersecurity attacks or intrusions or other disruptions to our information technology, operational or other systems;

•	a material shift away from natural gas toward increased electrification and a reduction in the use of natural gas;

•	failure to attract and retain a qualified workforce;

•	increases in the costs of equipment, materials, fuel, services and labor;

•	the impact of our covenants in our debt instruments and credit agreements on our business;

•	adverse performance of our defined benefit plan trust funds and Nuclear Decommissioning Trust Fund and increases in funding requirements and pension costs;

•	any inability to extend certain significant contracts on terms acceptable to us;

•	development, adoption and use of Artificial Intelligence by us and our third-party vendors;

•	fluctuations in, or third-party default risk in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units;

•	our ability to obtain adequate nuclear fuel supply;

•	changes in technology related to energy generation, distribution and consumption and changes in customer usage patterns;

•	third-party credit risk relating to our sale of nuclear generation output and purchase of nuclear fuel;

•	any inability to meet our commitments under forward sale obligations and Regional Transmission Organization rules;

•	the impact of changes in state and federal legislation and regulations on our business, including PSE&G’s ability to recover costs and earn returns on authorized investments;

•	PSE&G’s proposed investment projects or programs may not be fully approved by regulators and its capital investment may be lower than planned;

•	our ability to receive sufficient financial support for our New Jersey nuclear plants from the markets, production tax credit and/or zero emission certificates program;

•	adverse changes in and non-compliance with energy industry laws, policies, regulations and standards, including market structures and transmission planning and transmission returns;

•

risks associated with our ownership and operation of nuclear facilities, including increased nuclear fuel storage costs, regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as operational, financial, environmental and health and safety risks;

•	changes in federal and state environmental laws and regulations and enforcement;

•	delays in receipt of, or an inability to receive, necessary licenses and permits and siting approvals; and

•	changes in tax laws and regulations.

All of the forward-looking statements made in this report are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this report apply only as of the date of this report. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this report are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

From time to time, PSEG and PSE&G release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can sign up for automatic email alerts regarding new postings at the bottom of the webpage at https://investor.pseg.com or by navigating to the Email Alerts webpage here. The information on https://investor.pseg.com and https://investor.pseg.com/resources/email-alerts/default.aspx is not incorporated herein and is not part of this press release or the Form 8-K to which it is an exhibit.

Attachment 1

Public Service Enterprise Group Incorporated

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Three Months Ended December 31, 2023
	PSEG	Eliminations	PSE&G	PSEG Power & Other(a)
OPERATING REVENUES	$2,605	$(306)	$1,853	$1,058

OPERATING EXPENSES
Energy Costs	743	(306)	710	339
Operation and Maintenance	871	—	495	376
Depreciation and Amortization	292	—	252	40
Loss on Asset Dispositions and Impairments	7	—	—	7

Total Operating Expenses	1,913	(306)	1,457	762

OPERATING INCOME	692	—	396	296

Net Gains (Losses) on Trust Investments	126	—	—	126
Net Other Income (Deductions)	40	—	15	25
Net Non-Operating Pension and OPEB Credits (Costs)	27	—	28	(1)
Interest Expense	(198)	—	(129)	(69)

INCOME BEFORE INCOME TAXES	687	—	310	377

Income Tax Expense	(141)	—	(19)	(122)

NET INCOME	$546	$—	$291	$255

Reconciling Items Excluded from Net Income (b)	(275)	—	5	(280)

OPERATING EARNINGS (non-GAAP)	$271	$—	$296	$(25)

Earnings Per Share

NET INCOME	$1.10	$—	$0.58	$0.52

Reconciling Items Excluded from Net Income (b)	(0.56)	—	0.01	(0.57)

OPERATING EARNINGS (non-GAAP)	$0.54	$—	$0.59	$(0.05)

	Three Months Ended December 31, 2022
	PSEG	Eliminations	PSE&G	PSEG Power & Other(a)
OPERATING REVENUES	$3,139	$(466)	$2,030	$1,575

OPERATING EXPENSES
Energy Costs	996	(466)	881	581
Operation and Maintenance	868	—	489	379
Depreciation and Amortization	278	—	238	40
Losses on Asset Dispositions and Impairments	33	—	1	32

Total Operating Expenses	2,175	(466)	1,609	1,032

OPERATING INCOME	964	—	421	543

Loss from Equity Method Investments	(2)	—	—	(2)
Net Gains (Losses) on Trust Investments	87	—	—	87
Net Other Income (Deductions)	38	—	22	16
Net Non-Operating Pension and OPEB Credits (Costs)	94	—	70	24
Interest Expense	(178)	—	(108)	(70)

INCOME BEFORE INCOME TAXES	1,003	—	405	598

Income Tax Expense	(215)	—	(53)	(162)

NET INCOME	$788	$—	$352	$436

Reconciling Items Excluded from Net Income(b)	(470)	—	—	(470)

OPERATING EARNINGS (non-GAAP)	$318	$—	$352	$(34)

Earnings Per Share

NET INCOME	$1.58	$—	$0.70	$0.88

Reconciling Items Excluded from Net Income(b)	(0.94)	—	—	(0.94)

OPERATING EARNINGS (non-GAAP)	$0.64	$—	$0.70	$(0.06)

(a)	Includes activities at PSEG Power, PSEG Long Island, Energy Holdings, PSEG Services Corporation and the Parent.
(b)	See Attachments 8 and 9 for details of items excluded from Net Income (Loss) to compute Operating Earnings (non-GAAP).

Attachment 2

Public Service Enterprise Group Incorporated

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Year Ended December 31, 2023
	PSEG	Eliminations	PSE&G	PSEG Power & Other(a)
OPERATING REVENUES	$11,237	$(1,103)	$7,807	$4,533

OPERATING EXPENSES
Energy Costs	3,260	(1,103)	3,010	1,353
Operation and Maintenance	3,150	—	1,843	1,307
Depreciation and Amortization	1,135	—	980	155
Loss on Asset Dispositions and Impairments	7	—	—	7

Total Operating Expenses	7,552	(1,103)	5,833	2,822

OPERATING INCOME	3,685	—	1,974	1,711

Income from Equity Method Investments	1	—	—	1
Net Gains (Losses) on Trust Investments	189	—	—	189
Net Other Income (Deductions)	172	(4)	80	96
Net Non-Operating Pension and OPEB Credits (Costs)	(218)	—	114	(332)
Interest Expense	(748)	4	(493)	(259)

INCOME BEFORE INCOME TAXES	3,081	—	1,675	1,406

Income Tax Expense	(518)	—	(160)	(358)

NET INCOME	$2,563	$—	$1,515	$1,048

Reconciling Items Excluded from Net Income(b)	(821)	—	17	(838)

OPERATING EARNINGS (non-GAAP)	$1,742	$—	$1,532	$210

Earnings Per Share

NET INCOME	$5.13	$—	$3.03	$2.10

Reconciling Items Excluded from Net Income (b)	(1.65)	—	0.03	(1.68)

OPERATING EARNINGS (non-GAAP)	$3.48	$—	$3.06	$0.42

	Year Ended December 31, 2022
	PSEG	Eliminations	PSE&G	PSEG Power & Other(a)

OPERATING REVENUES	$9,800	$(1,401)	$7,935	$3,266

OPERATING EXPENSES
Energy Costs	4,018	(1,401)	3,270	2,149
Operation and Maintenance	3,178	—	1,838	1,340
Depreciation and Amortization	1,100	—	935	165
Losses on Asset Dispositions and Impairments	123	—	—	123

Total Operating Expenses	8,419	(1,401)	6,043	3,777

OPERATING INCOME	1,381	—	1,892	(511)

Income from Equity Method Investments	14	—	—	14
Net Gains (Losses) on Trust Investments	(265)	—	(2)	(263)
Net Other Income (Deductions)	124	(1)	88	37
Net Non-Operating Pension and OPEB Credits (Costs)	376	—	281	95
Interest Expense	(628)	1	(427)	(202)

INCOME (LOSS) BEFORE INCOME TAXES	1,002	—	1,832	(830)

Income Tax Benefit (Expense)	29	—	(267)	296

NET INCOME (LOSS)	$1,031	$—	$1,565	$(534)

Reconciling Items Excluded from Net Income (Loss)(b)	708	—	—	708

OPERATING EARNINGS (non-GAAP)	$1,739	$—	$1,565	$174

Earnings Per Share

NET INCOME (LOSS)	$2.06	$—	$3.12	$(1.06)

Reconciling Items Excluded from Net Income (Loss)(b)	1.41	—	—	1.41

OPERATING EARNINGS (non-GAAP)	$3.47	$—	$3.12	$0.35

(a)	Includes activities at PSEG Power, PSEG Long Island, Energy Holdings, PSEG Services Corporation and the Parent.
(b)	See Attachments 8 and 9 for details of items excluded from Net Income (Loss) to compute Operating Earnings (non-GAAP).

Attachment 3

Public Service Enterprise Group Incorporated

Capitalization Schedule

(Unaudited, $ millions)

	December 31,	December 31,
	2023	2022
DEBT
Commercial Paper and Loans	$949	$2,200
Long-Term Debt*	19,284	18,070

Total Debt	20,233	20,270

STOCKHOLDERS’ EQUITY
Common Stock	5,018	5,065
Treasury Stock	(1,379)	(1,377)
Retained Earnings	12,017	10,591
Accumulated Other Comprehensive Loss	(179)	(550)

Total Stockholders’ Equity	15,477	13,729

Total Capitalization	$35,710	$33,999

*	Includes current portion of Long-Term Debt

Attachment 4

Public Service Enterprise Group Incorporated

Condensed Consolidated Statements of Cash Flows

(Unaudited, $ millions)

	Year Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$2,563	$1,031
Adjustments to Reconcile Net Income to Net Cash Flows From Operating Activities	1,243	472

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	3,806	1,503

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(2,958)	(1,101)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(1,260)	(754)

Net Change in Cash, Cash Equivalents and Restricted Cash	(412)	(352)

Cash, Cash Equivalents and Restricted Cash at Beginning of Period	511	863

Cash, Cash Equivalents and Restricted Cash at End of Period	$99	$511

Attachment 5

Public Service Electric & Gas Company

Retail Sales

(Unaudited)

December 31, 2023

Electric Sales

Sales (millions kWh)	Three Months Ended	Change vs. 2022	Year Ended	Change vs. 2022

Residential	2,805	5%	13,076	(6%)
Commercial & Industrial	6,181	(5%)	25,680	(3%)
Other	96	(1%)	337	(1%)

Total	9,082	(2%)	39,093	(4%)

Gas Sold and Transported

Sales (millions therms)	Three Months Ended	Change vs. 2022	Year Ended	Change vs. 2022

Firm Sales
Residential Sales	427	(9%)	1,327	(11%)
Commercial & Industrial	285	(9%)	955	(11%)

Total Firm Sales	712	(9%)	2,282	(11%)

Non-Firm Sales*
Commercial & Industrial	234	13%	848	(13%)

Total Non-Firm Sales	234		848

Total Sales	946	(4%)	3,130	(12%)

*	Contract Service Gas rate included in non-firm sales

Weather Data*

	Three Months Ended	Change vs. 2022	Year Ended	Change vs. 2022
THI Hours - Actual	690	103%	17,820	(10%)
THI Hours - Normal	443		17,345
Degree Days - Actual	1,325	(13%)	3,633	(20%)
Degree Days - Normal	1,567		4,591

*

Winter weather as defined by heating degree days (HDD) to serve as a measure for the need for heating. For each day, HDD is calculated as HDD = 65°F – the average hourly daily temperature. Summer weather is measured by the temperature-humidity index (THI), which takes into account both the temperature and the humidity to measure the need for air conditioning. Both measures use data provided by the National Oceanic and Atmospheric Administration based on readings from Newark Liberty International Airport. Comparisons to normal are based on twenty years of historic data.

Attachment 6

Nuclear Generation Measures

(Unaudited)

	GWh Breakdown		GWh Breakdown
	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022

Nuclear - NJ	4,676	4,681	20,500	20,172
Nuclear - PA	2,652	2,657	11,099	11,093

	7,328	7,338	31,599	31,265

Attachment 7

Public Service Enterprise Group Incorporated

Statistical Measures

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Weighted Average Common Shares Outstanding (millions)
Basic	498	497	498	498
Diluted	500	500	500	501

Stock Price at End of Period			$61.15	$61.27

Dividends Paid per Share of Common Stock	$0.57	$0.54	$2.28	$2.16

Dividend Yield			3.7%	3.5%

Book Value per Common Share			$31.07	$27.63

Market Price as a Percent of Book Value			197%	222%

Attachment 8

Public Service Enterprise Group Incorporated

Consolidated Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	($ millions, Unaudited)
Net Income	$546	$788	$2,563	$1,031
(Gain) Loss on Nuclear Decommissioning Trust (NDT)
Fund Related Activity, pre-tax	(126)	(85)	(184)	270
(Gain) Loss on Mark-to-Market (MTM), pre-tax(a)	(291)	(611)	(1,334)	635
Pension Settlement Charges, pre-tax	6	—	338	—
Plant Retirements, Dispositions and Impairments, pre-tax(b)	—	14	—	31
Lease Related Activity, pre-tax	7	25	7	78
Exit Incentive Program (EIP), pre-tax	4	—	29	—
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(c)	125	187	323	(306)

Operating Earnings (non-GAAP)	$271	$318	$1,742	$1,739

PSEG Fully Diluted Average Shares Outstanding (in millions)	500	500	500	501

	($ Per Share Impact - Diluted, Unaudited)
Net Income	$1.10	$1.58	$5.13	$2.06
(Gain) Loss on NDT Fund Related Activity, pre-tax	(0.26)	(0.17)	(0.37)	0.54
(Gain) Loss on MTM, pre-tax(a)	(0.58)	(1.22)	(2.67)	1.27
Pension Settlement Charges, pre-tax	0.02	—	0.68	—
Plant Retirements, Dispositions and Impairments, pre-tax(b)	—	0.03	—	0.06
Lease Related Activity, pre-tax	0.01	0.05	0.01	0.15
EIP, pre-tax	0.01	—	0.06	—
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(c)	0.24	0.37	0.64	(0.61)

Operating Earnings (non-GAAP)	$0.54	$0.64	$3.48	$3.47

(a)	Includes the financial impact from positions with forward delivery months.
(b)	Full year 2022 includes the results for fossil generation sold in February 2022.
(c)

Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, and lease related activity.

Attachment 9

PSE&G Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	($ millions, Unaudited)
Net Income	$291	$352	$1,515	$1,565
EIP, pre-tax	2	—	19	—
Pension Settlement Charges, pre-tax	4	—	4	—
Income Taxes related to Operating Earnings (non-GAAP) reconciling items	(1)	—	(6)	—

Operating Earnings (non-GAAP)	$296	$352	$1,532	$1,565

PSEG Fully Diluted Average Shares Outstanding (in millions)	500	500	500	501

PSEG Power & Other Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	($ millions, Unaudited)
Net Income (Loss)	$255	$436	$1,048	$(534)
(Gain) Loss on NDT Fund Related Activity, pre-tax	(126)	(85)	(184)	270
(Gain) Loss on MTM, pre-tax(a)	(291)	(611)	(1,334)	635
Pension Settlement Charges, pre-tax	2	—	334	—
Plant Retirements, Dispositions and Impairments, pre-tax(b)	—	14	—	31
Lease Related Activity, pre-tax	7	25	7	78
EIP, pre-tax	2	—	10	—
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(c)	126	187	329	(306)

Operating Earnings (non-GAAP)	$(25)	$(34)	$210	$174

PSEG Fully Diluted Average Shares Outstanding (in millions)	500	500	500	501

(a)	Includes the financial impact from positions with forward delivery months.
(b)	Full year 2022 includes the results for fossil generation sold in February 2022.
(c)

Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, and lease related activity.